Exhibit 4.2

FORM OF SECURITY

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Corporation (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.]

THE MOSAIC COMPANY

% [Debenture] [Note] [due] [Due]

No.	$	CUSIP:

The Mosaic Company, a Delaware corporation (herein called the “Corporation”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns, the principal sum of $(            DOLLARS) on [date and year], at the office or agency of the Corporation referred to below, and to pay interest thereon on [date and year] and semi-annually thereafter, on [date] and [date] in each year, commencing [date and year],** or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of             % per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [date] or [date] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in

*	Include if Securities are to be issued in global form. At the time of this writing, DTC will not accept global securities with an aggregate principal amount in excess of $500,000,000. If the aggregate principal amount of your offering exceeds this amount, use more than one global security.
**	Insert date from which interest is to accrue or, if the Securities are to be sold “flat,” the closing date of the offering.

whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated:

THE MOSAIC COMPANY,

by

by

Attest:
Authorized Signature

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

by
Authorized Officer

[AUTHENTICATING AGENT],

by

Authorized Officer

[Form of Reverse]

This Security is one of a duly authorized issue of securities of the Corporation designated as its             % [Debentures] [Notes] [due] [Due]            (hereinafter referred to as the “Securities”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $[            ,000,000], which may be issued under an indenture (hereinafter referred to as the “Indenture”) dated as of [—], 2011 between the Corporation and U.S. Bank National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. [This Security is a global Security representing $[            ,            ,000] aggregate principal amount [at maturity]* of the Securities.]**

Payment of the principal of (and premium, if any, on) and interest on this Security will be made at the office or agency of the Corporation maintained for that purpose in New York, New York or at such other office or agency of the Corporation as may be maintained for such purpose, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by transfer to an account maintained by the payee located in the United States.

[The Securities are subject to redemption upon not less than 30 nor more than 60 days’ notice, at any time after [date and year], as a whole or in part, at the election of the Corporation[, at a Redemption Price equal to the percentage of the principal amount set forth below if redeemed during the 12-month period beginning [date], of the years indicated:

Year	Redemption Price	Year	Redemption Price
	%		%
	%		%
	%		%

and thereafter] at 100% of the principal amount, together in the case of any such redemption with accrued and unpaid interest, if any, to, but not including, the Redemption Date, all as provided in the Indenture.]

[The Securities will be redeemable, in whole or in part, at the option of the Corporation, at any time at a Redemption Price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus [—] basis points, plus in each case accrued and unpaid interest to, but not including, the date of redemption.]

*	Include if a discount security.
**	Include in a global security.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Corporation.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if we are unable to obtain three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Reference Treasury Dealer” means each of [•], [•] and [•] or any designee selected by any named Reference Treasury Dealer plus two others or their affiliates which are primary U.S. Government securities dealers and their respective successors, provided, however, that if any of the foregoing Reference Treasury Dealers shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we shall substitute therefor another Primary Treasury Dealer.

[The Securities are also subject to redemption on [date] in each year commencing in [year] through the operation of a sinking fund, at a Redemption Price equal to 100% of the principal amount, together with accrued and unpaid interest to, but not including, the Redemption Date, all as provided in the Indenture. The sinking fund provides for the [mandatory] redemption on [date] in each year beginning with the year [year] of $             aggregate principal amount of Securities. [In addition, the Corporation may, at its option, elect to redeem up to an additional $             aggregate principal amount of Securities on any such date.] Securities acquired or redeemed by the Corporation (other than through operation of the sinking fund) may be credited against subsequent [mandatory] sinking fund payments.]*

*	Include if the Securities are subject to a sinking fund.

[The Securities are subject to repayment at the option of the Holders thereof on [Repayment Date(s)] at a Repayment Price equal to             % of the principal amount, together with accrued and unpaid interest to, but not including, the Repayment Date, all as provided in the Indenture. To be repaid at the option of the Holder, this Security, with the “Option to Elect Repayment” form duly completed by the Holder hereof (or the Holder’s attorney duly authorized in writing), must be received by the Corporation at its office or agency maintained for that purpose in [•] not earlier than 45 days nor later than 30 days prior to the Repayment Date. Exercise of such option by the Holder of this Security shall be irrevocable unless waived by the Corporation.]**

In the case of any redemption [repayment] of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date [Repayment Date] will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption [repayment] provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date [Repayment Date].

In the event of redemption [repayment] of this Security in part only, a new Security or Securities for the unredeemed [unpaid] portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Corporation on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Corporation, with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

**	Include if the Securities are subject to repayment at the option of the Holders.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Corporation, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained for such purpose in [—] duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

*[If at any time, (i) the Depositary notified the Corporation that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depositary is not appointed by the Corporation within 90 days after the Corporation received such notice or becomes aware of such condition, as the case may be, [or] (ii) the Corporation determines that the Securities shall no longer be represented by a global Security or Securities [or (iii) any Event of Default shall have occurred and be continuing], then in such event the Corporation will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.]

*	Include for global security.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Corporation to repay the within Security [(or the portion thereof specified below)], pursuant to its terms, on the “Repayment Date” first occurring after the date of receipt of the within Security as specified below, at a Repayment Price equal to             % of the principal amount thereof, together with accrued and unpaid interest to, but not including, the Repayment Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)

For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received not earlier than 45 days prior to the Repayment Date and not later than 30 days prior to the Repayment Date by the Corporation at its office or agency in [•].

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $

If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000): $                    .

Dated:

[Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.]

ASSIGNMENT FORM*

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

[INSERT ASSIGNEE’S SOC. SEC. INS. OR TAX ID NO.]

(Print or type assignee’s name, address and zip or postal code)

and irrevocably appoint
agent

to transfer this Security on the books of the Corporation. The agent may substitute another to act for him.

Dated:

Your Signature:

(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

(Signature must be guaranteed by a commercial bank or trust company, by a member or members’ organization of The New York Stock Exchange or by another eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934)

*	Omit if a global security